Exhibit 10.15

Z3 Enterprises/HPEV, Inc.

ADDENDUM TO CONSULTING CONTRACT WITH INDEPENDENT CONTRACTOR DATED APRIL 1, 2011 BETEEEN TIMOTHY HASSETT AND HPEV, INC.

To: Timothy Hassett, Consulting Contractor

Effective January 1, 2012 your consulting fee will be increased from $5,000 per month to $10,000 per month which may be requested any time during the month.

This increase is the result of your full time service to HPEV, Inc. when previously your payment was for part time consulting service.

/S/ Quentin Ponder
Quentin Ponder
President & CEO
Dated January 2, 2012